UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                  July 13, 2006


                    CONSORTIUM SERVICE MANAGEMENT GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Texas                    0-27359                  74-2653437
      --------------           -------------           -------------------
       (State of                (Commission              (IRS Employer
      Incorporation)            File Number)           Identification No.)


                   500 North Shoreline Drive, Suite 701 North
                            Corpus Christi, TX 78471
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               (Address of principal executive offices) (Zip Code)


                                  512-887-7546
                         -------------------------------
                         (Registrant's telephone number)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Consortium Service Management Group, Inc. ("CSMG Technologies") executed a letter agreement dated as of June 5, 2006 (the "Agreement") for a proposed firm commitment public offering of Live Tissue Connect, Inc. ("LTC"), its majority-owned subsidiary that has developed a technology that permits the bonding of human tissue without the use of conventional wound closing techniques, including sutures, staples, sealants and glues. Pursuant to the terms of the Agreement, Empire Financial Group, Inc. ("Empire") expressed its intent to enter into a firm commitment underwriting agreement to raise a minimum of $5,000,000 through the sale of LTC shares of common stock at a price to be determined prior to the effective date of the offering closing. CSMG Technologies agreed to include in the proposed firm commitment underwriting agreement payments to Empire of an underwriting discount of 9% of the amount raised, five year warrants to purchase 5% of the total number of LTC shares sold in the IPO that carry "piggy-back" registration rights and a non-accountable fee allowance equal to 3% of the gross proceeds of the offering. CSMG Technologies further agreed to retain Empire as a financial consultant for a period of 12 months at a monthly fee of $5,000 and to pay a "Lehman formula" finder's fee in the event that Empire originates a merger, acquisition or joint venture for CSMG Technologies.

The terms of the Agreement described above are only a summary of the Agreement terms and are qualified in their entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

CSMG Technologies also executed a letter agreement dated as of June 5, 2006 ("Bridge Agreement") under which Empire agreed to serve as placement agent on a "best efforts" basis to raise $3.0 million in bridge financing through a private placement. Under the terms of the Bridge Agreement CSMG Technologies agreed to pay Empire a nonrefundable retainer of $10,000, a cash placement fee equal to 12% of the aggregate purchase price paid by each purchaser of CSMG Technologies shares of common stock and warrants equal to 5% of the amount of securities issued by CSMG Technologies under this bridge funding. CSMG Technologies also agreed that for 24 months following the consummation of the bridge financing Empire has the right to act as one of CSMG Technologies' financial advisors in certain mergers, acquisitions, or restructurings where CSMG Technologies engages a financial advisor, to act as manager or placement agent in debt financings or refinancings and to act as underwriter or placement agent in any public or private offering of equity or debt securities.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

      10.1 Letter Agreement dated as of June 5, 2006 between CSMG Technologies and Empire Financial Group, Inc. regarding a firm commitment IPO

      10.2 Letter Agreement dated as of June 5,2006 between CSMG Technologies and Empire Financial Group, Inc. regarding a best efforts bridge financing

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Consortium Service Management Group, Inc.


Date: July 14, 2006                 By: /s/ Donald S. Robbins
                                        -------------------------------------
                                        Donald S. Robbins
                                        Chief Executive Officer